Exhibit 10.30

RESTRICTED STOCK AWARD AGREEMENT FOR
INDEPENDENT DIRECTORS PURSUANT TO THE
PACER INTERNATIONAL, INC. 2012 OMNIBUS INCENTIVE PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _____, 201__ by and between Pacer International, Inc. (the “Company”), a Tennessee corporation, and ___________________________ (the “Grantee”).

Background Information

The Board of Directors (the “Board”) and the Compensation Committee of the Board have adopted the Pacer International, Inc. 2012 Omnibus Incentive Plan (the “Plan”), and the shareholders of the Company have approved the Plan.

On _____________, pursuant to revisions to the independent director compensation program, the Compensation Committee of the Board has approved the grant, effective as of ___________, of a restricted stock award to Grantee, subject to the terms of the Plan.

The Grantee desires to accept this Restricted Stock Award and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Accordingly, upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement (the “Additional Terms and Conditions”), the Company hereby grants as of the Date of Grant to the Grantee the Shares described below (the “Restricted Shares”) pursuant to Section 8 of the Plan in consideration of the Grantee’s services to the Company. Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Plan.

A.	Date of Grant: ____________, 201___

B.	Restricted Shares: ______ shares of the Company’s common stock (“Common Stock”), par value $0.01 per share.

C.
Vesting Schedule: Except as set forth in Section 2 of the Additional Terms and Conditions, the Restricted Shares shall vest and become non-forfeitable according to the Vesting Schedule attached as Schedule 1 hereto (the “Vesting Schedule”). The Restricted Shares which have become vested and non-forfeitable pursuant to the Vesting Schedule or Section 2 of the Additional Terms and Conditions are herein referred to as the “Vested Restricted Shares.” Restricted Shares which have not vested will be forfeited back to the Company as provided in Section 1 of the Additional Terms and Conditions.

By their signatures below, the Grantee and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Agreement and the Company has affixed its corporate seal as of the Date of Grant set forth above.

PACER INTERNATIONAL, INC.

By:___________________________
Name:    Florian Kete
    Title: Vice President, Human Resources

GRANTEE:

_____________________________
    Name: _________________

Instructions to Grantee: Please sign and return this Agreement to the Corporate Secretary within 10 days after receipt.

ADDITIONAL TERMS AND CONDITIONS OF
PACER INTERNATIONAL, INC.
RESTRICTED STOCK AWARD
FOR INDEPENDENT DIRECTORS

1.    Forfeiture. The Grantee shall forfeit all of his rights and interest in the Restricted Shares if his Continuous Status as an Employee or Consultant terminates for any reason before the Restricted Shares become vested and non-forfeitable in accordance with the Vesting Schedule or Section 2 hereof.

2.     Acceleration of Vesting.

(a)Change in Control. In the event of a Change in Control, any portion of the Restricted Shares that are not yet vested on the date of the Change in Control shall vest as follows unless an earlier date for vesting is determined by the Administrator: (i) on the vesting date set forth in Schedule 1 or (ii) on the earliest of the following to occur, with respect to all Restricted Shares that are then-unvested:

(1)	the death or Disability of the Grantee following the Change in Control; or

(2)	the termination of the Grantee’s Continuous Status as an Employee or Consultant following the Change in Control.
(b)    Death or Disability of Grantee Prior to a Change in Control. In the event of the death or Disability of the Grantee prior to the occurrence of a Change in Control, a fraction of the Restricted Shares that are scheduled to become vested on the vesting date set forth in Schedule 1 following such death or Disability shall be immediately vested, such fraction to be determined on a pro-rated basis taking into account the number of days that have elapsed since the Date of Grant divided by the total number of days from the Date of Grant and the vesting date set forth in Schedule 1 immediately following death or Disability. All other Restricted Shares shall be forfeited immediately.

(c)    Vesting upon End of Current Term as Director without Renomination or Upon Resignation.  Upon a termination of the Grantee’s Continuous Status as an Employee or Consultant prior to the occurrence of a Change in Control in connection with (i) voluntary resignation from service as a director by the Grantee or (ii) the expiration of the Grantee’s current term of service as a director without renomination to the Board, a fraction of the Restricted Shares that are scheduled to become vested on the vesting date set forth in Schedule 1 shall be immediately vested, such fraction to be determined on a pro-rated basis taking into account the number of days that have elapsed since the Date of Grant divided by the total number of days from the Date of Grant to the vesting date set forth in Schedule 1. All other Restricted Shares shall be forfeited immediately.
3.    Restricted Shares Held by the Share Custodian. Grantee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Administrator (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule or Section 2 hereof. When all or any portion of the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) as soon as reasonably practicable, but subject to the terms and conditions set forth in this Agreement, a certificate representing the Vested Restricted Shares (which then will be unrestricted). In the event the number of Vested Restricted Shares to be delivered to Grantee includes a fraction of a Share, the Share Custodian shall not be required to deliver the fractional share, and the Company may shall pay the Grantee an amount in cash equal to such fraction multiplied by the Fair Market Value of a Share determined as of the date the Restricted Shares became Vested Restricted Shares. Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company, or to transfer a portion of the Restricted Shares to the Grantee on an unrestricted basis upon vesting. The term of such appointment shall commence on the Date of Grant and shall continue until the Restricted Shares are vested and delivered to the Grantee or are forfeited as provided in this Agreement. During the period that the Share Custodian holds the Restricted Shares subject to this Section 3, the Grantee shall be entitled to all rights applicable to shares of Common Stock not so held, including the right to vote and receive cash dividends, except as provided in this Agreement. In the event the number of Restricted Shares is increased or reduced in accordance with Section 13 of the Plan, and in the event of any distribution of Common Stock or other securities of the Company in respect of the Restricted Shares, the Grantee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received thereunder.

4.    Dividends and Voting Rights. The Grantee shall be entitled to cash dividends paid on all Restricted Shares as and when declared and paid and shall have all voting rights with respect to the Restricted Shares.

5.    Restrictions on Transfer of Restricted Shares. Except as provided by this Agreement, until such time as the Restricted Shares become Vested Restricted Shares pursuant to the Vesting Schedule or Section 2 hereof, the Grantee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Agreement, and any Restricted Shares so transferred will continue to be bound by the Plan and this Agreement. The Grantee (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Agreement. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Agreement shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee of such Restricted Shares as the owner of such Restricted Shares for any purpose.

6.     Additional Restrictions on Transfer.

(a)    Legend. In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Grantee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT, DATED ______________, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

7.    Tax Consequences.

(a)    Withholding Taxes. At such time as the Grantee becomes vested pursuant to the Vesting Schedule or Section 2 above in all or any portion of the Restricted Shares, the Grantee (or his personal representative) shall deliver to the Company, within thirty (30) days after the occurrence of the vesting event specified in the Vesting Schedule or Section 2 above (or in the event of death, within thirty (30) days of the appointment of the personal representative) (a “Vesting Date”), either a certified check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Grantee and the Company by reason of the vesting of the Restricted Shares, or a Withholding Election Form to be provided by the Company upon request by the Grantee (or personal representative). The delivery of either a certified check or a Withholding Election Form shall be a condition precedent to the delivery of the Restricted Shares to the Grantee and the failure to tender either the required certified check or Withholding Election Form will result in a delay of the delivery of the Restricted Shares. Except as otherwise provided in this Agreement, upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Vested Restricted Shares (which then will be unrestricted) to be issued and delivered to the Grantee or, if determined by the Company, other evidence of the Shares’ registration in book-entry form. In lieu of any fractional Share, the Company shall pay the Grantee an amount in cash equal to such fraction multiplied by the Fair Market Value of a Share determined as of the date of vesting.

(b)    Payment in Whole Shares. In the event the Grantee or his personal representative elect to satisfy the withholding obligation by executing the Withholding Election Form, the Grantee’s actual number of vested Restricted Shares shall be reduced by the smallest number of whole shares of common stock of the Company which, when multiplied by the Fair Market Value of the Shares on the Vesting Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Restricted Shares. Once made, the withholding election shall be irrevocable.

(c)    Absence of Withholding Direction. In the event the Grantee or his personal representative fail to timely decide between the use of a certified check or the execution of a Withholding Election Form, the Grantee or his personal representative shall be deemed to have elected and executed the Withholding Election Form, and, except as otherwise provided in this Agreement, the Company shall thereafter deliver to the Grantee or his beneficiary the net amount of Vested Restricted Shares (which then will be unrestricted).

(d)     83(b) Election. The Grantee understands that the Grantee may elect to be taxed at the Date of Grant rather than when the Restricted Shares become vested by filing with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within thirty (30) days from the Date of Grant. The Grantee acknowledges that it is the Grantee's sole responsibility and not the Company's responsibility to timely file the Code Section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election. Grantee agrees to provide written notification to the Company if the Grantee files a Code Section 83(b) election and if the Grantee revokes a Code Section 83(b) election.

8.     Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Tennessee.

9.      Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their heirs, legal representatives, successors, and permitted assigns.

10.     Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.     Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.    Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.    Headings. Section and paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.    Right to Continued Service. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Grantee the right to any continued service as a director or other relationship with the Company. Nothing in the Plan or this Agreement shall effect any right which the Shareholders or the Board of Directors or its committees may have to remove of the Grantee as a director regardless of the effect of such termination of service on the rights of the Grantee under the Plan or this Agreement.

SCHEDULE 1

PACER INTERNATIONAL, INC.
2012 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD FOR INDEPENDENT DIRECTORS

Vesting Schedule

100% of the Restricted Shares shall vest and become non-forfeitable on ____________ ____, 201__.